EXHIBIT 10.5

INDEPENDENT CONSULTANT SERVICES AGREEMENT

This Independent Consultant Services Agreement (the "Agreement") is entered this 30th day of June, 2009 by and between Langston Family Limited Partnership and its representive, Joseph F. (“Chip”) Langston, and individual residing at 10210 Hwy. 243, Kaufman, Texas 75142 (the "Consultant"), and Glen Rose Petroleum Corporation a Delaware corporation having a principal place of business at, Suite 200 4925 Greenville Ave., Dallas, Texas 75206 (the "Client").

The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant’s experience, skills, abilities, knowledge, and background to facilitate proper management, accounting and finance activities and such other duties and responsibilities as requested by the Company,.  Therefore, the Company is willing to engage the Consultant upon the terms and conditions set forth herein. The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein.

This Independent Consultant Services Agreement supersedes any previous agreements between the Consultant and the Client.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Engagement

Client hereby engages the Consultant for one half of his business activity, and Consultant hereby accepts the engagement to become President and Chief Financial Officer to the Client and to render such services consistent with those duties and responsibilities, including, but not limited to:

a.

Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by Client;

b.

Management over the monthly operating, corporate and accounting activities affairs of the Client;

c.

Development of Strategic Business Plans;

d.

Creating operating budgets and pro formas;

e.

Reporting to regulatory agencies such as the Securities and Exchange Commission, NASDAQ and the Texas Railroad Commission. .

f.

Banking, and insurance;

j.

Public relations, and capital formation.

k.

Such other duties and responsibilities as may be requested by the Board of Directors.

2.

Compensation

2.1

Base Consulting Fee:  Starting on July 1, 2009, Client will pay Consultant a monthly fee of $12,500, at the first of each month.

2.2

Reimbursement:  Consultant will be reimbursed for automobile expenses and insurance, health insurance, and reasonable out of pocket expenses.

2.3

Initial Stock Options:  On June 30, 2009, the Board of Directors of the Client grant to consultant 500,000 stock purchase options. Half were immediately vested, and half after six month. The options were priced at the average closing bid price for the calendar quarter prior to vesting.

2.3

Bonuses:  The Board of Directors of the Client can grant additional compensation in cash, stock, warrants, options or other means. This additional compensation will not alter or affect the consulting fee salary.

3.

Independent Consultant Relationship

Consultant's relationship with Client is that of an Independent Consultant, and nothing in this Agreement is intended to, or should be construed to; create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which Client may make available to its employees. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant's compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4.

Term and Termination

4.1

Term:  This Agreement is effective as of the Effective Date set forth above and will have an initial term of one year (12 months), subject to renewal upon mutual agreement of the Client and Consultant.  The agreement can be renewed and/or expended anytime during its term. However, unless renewed, this Agreement shall terminate upon the completion of the initial term.

4.2

Termination by the Consultant:  The Consultant can terminate the Agreement anytime upon 30 days written notice.

4.3

Termination by the Client:

(a)

Except for the provisions set forth in Section 4.3(b) below, the Client can not terminate the Agreement without demonstration of fraud. The Client must first notify the Consultant by formal written notice. The Client will have 30 days after receipt of notice to cure the default. If there is no remedy or mutual agreement, the Parties agree to binding arbitration in Dallas, Texas.

(b)

In the event of a transaction in which there is a change of control of the stock of the Client (evidenced by a change of ownership of the majority of the outstanding stock of the Company upon the consummation of such transaction), the Client can terminate this Agreement at such time.  In such event, the Client will pay Consultant for three (3) further months of service in cash and three (3) months equivalent salary in stock options.

5.

Confidentiality

Agent will hold in strictest confidence all material information of the Principal.

6.

General Provisions

6.1

Successors and Assigns:  Consultant may not subcontract or otherwise delegate Consultant's obligations under this Agreement without Client's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Client's successors and assigns, and will be binding on Consultant's assignees.

6.2

Notices:  Any notice required   is by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

6.3

Governing Law:  This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Texas.

6.4

Severability:  If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

6.5

Waiver; Amendment; Modification:  No term or provision hereof will be considered waived by Client, and no breach excused by Client, unless such waiver or consent is in writing signed by Client. The waiver by Client of, or consent by Client to, a breach of any provision of this Agreement by Consultant, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

6.6

Limitation of Liability:   In no event shall Consultant be liable for any loss of profit or revenue by Client, or for any other consequential, incidental, indirect damages incurred or suffered by Client arising as a result of or related to Consultant’s work, whether in contract, tort, or otherwise, except for fraud by the Consultant.

6.7

Entire Agreement:  This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by the Consultant for the Client after the Effective Date.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GLEN ROSE PETROLEUM CORP.		JOSEPH F. LANGSTON JR.

By:		By:

Date:		Date:

Name:	Paul Hickey	Name:	Joseph F. Langston Jr.

Title:	Chairman of the Audit and Compensation Committee	Title:	Consultant